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Exhibit 2.1
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                                                               EXECUTION VERSION




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             Dynatronics Corporation
                          a Utah corporation ("Buyer"),

                      Dynatronics Distribution Company, LLC
                a Utah limited liability company (the "Company"),

                        Rajala Therapy Sales Associates,
                      a California corporation ("Target"),

                           the Shareholders of Target
                          (the "Target Shareholders"),

                                       and

                      John Rajala, as representative of the
                    Target Shareholders for certain purposes
                      described herein (the "Shareholders'
                                Representative").

                                  June 30, 2007






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                                TABLE OF CONTENTS


Article 1 Definitions.........................................................1

Article 2 THE MERGER..........................................................4
   2.1    The Merger..........................................................4
   2.2    The Closing.........................................................4
   2.3    Actions at the Closing..............................................5
   2.4    Effect of Merger....................................................5
   2.5    Escrow Reserve.....................................................10
   2.6    Working Capital Adjustment.........................................10

Article 3 Representations and Warranties of Target...........................12
   3.1    Organization and Standing..........................................12
   3.2    Subsidiaries.......................................................12
   3.3    Corporate Power and Authority......................................12
   3.4    Capitalization of Target...........................................12
   3.5    Conflicts; Consents and Approvals..................................13
   3.6    Financial Statements...............................................14
   3.7    Absence of Certain Changes.........................................14
   3.8    Taxes..............................................................16
   3.9    Compliance with Law................................................17
   3.10   Intellectual Property..............................................17
   3.11   Title to and Condition of Properties...............................17
   3.12   Litigation.........................................................18
   3.13   Brokerage and Finder's Fees; Expenses..............................18
   3.14   Employee Benefit Plans.............................................18
   3.15   Contracts..........................................................18
   3.16   Accounts Receivable................................................19
   3.17   Labor Matters......................................................19
   3.18   Undisclosed Liabilities............................................20
   3.19   Operation of Target's Business; Relationships......................20
   3.20   Insurance..........................................................21
   3.21   Books of Account; Records..........................................21
   3.22   Officers, Employees and Consultants and Compensation...............21
   3.23   Product Warranty...................................................21
   3.24   Product Liability..................................................22
   3.25   Questionable Payments..............................................22
   3.26   Disclosure.........................................................22

Article 4 Representations and Warranties of Buyer............................22
   4.1    Organization, Standing and Power...................................22
   4.2    Capital Structure..................................................23
   4.3    Authority..........................................................23
   4.4    SEC Documents; Financial Statements................................24
   4.5    Absence of Certain Changes.........................................25


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   4.6    Absence of Undisclosed Liabilities.................................25
   4.7    Litigation.........................................................25
   4.8    Governmental Authorization.........................................26
   4.9    Broker's and Finders' Fees.........................................26
   4.10   Interim Operations of Company......................................26
   4.11   Disclosure.........................................................26

Article 5 Covenants..........................................................26
   5.1    Sale of Shares Pursuant to Section 4(2) of the Securities Act......26
   5.2    Confidentiality....................................................26
   5.3    Public Disclosure..................................................27
   5.4    Legal Requirements.................................................27
   5.5    Blue Sky Laws......................................................27
   5.6    Reasonable Commercial Efforts and Further Assurances...............27
   5.7    Notice of Developments.............................................27
   5.8    Tax Treatment......................................................28
   5.9    Indemnification....................................................28
   5.10   Target 401(k) Plan.................................................28
   5.11   Target Health Plan.................................................28
   5.12   USBank Loan........................................................28
   5.13   Employee Matters...................................................29
   5.14   Transfer of Vehicles...............................................29
   5.15   Disclaimer Regarding Estimates and Projections.....................29

Article 6 Indemnification....................................................30
   6.1    Indemnification....................................................30
   6.2    Procedure for Indemnification - Third Party Claims.................30
   6.3    Procedure for Indemnification - Other Claims.......................32
   6.4    Dispute Resolution.................................................32
   6.5    Limitations........................................................33
   6.6    Exclusive Remedy...................................................33
   6.7    Escrow Reserve; Insurance Proceeds; Tax Benefits...................33
   6.8    Fraud..............................................................34

Article 7 Appointment of the Shareholders' Representative....................34
   7.1    Powers of Attorney.................................................34
   7.2    Liability of the Shareholders' Representative......................35
   7.3    Actions of the Shareholders' Representative........................36

Article 8 Miscellaneous......................................................36
   8.1    No Third-Party Beneficiaries.......................................36
   8.2    Entire Agreement...................................................36
   8.3    Succession and Assignment..........................................36
   8.4    Counterparts.......................................................36
   8.5    Headings...........................................................37


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   8.6    Notices............................................................37
   8.7    Governing Law......................................................38
   8.8    Amendments and Waivers.............................................38
   8.9    Severability.......................................................39
   8.10   Construction.......................................................39
   8.11   Incorporation of Exhibits and Schedules............................39
   8.12   Attorneys' Fees....................................................39

                                  Exhibit Index

Schedule A - Target Shareholders

Target Disclosure Schedule

Buyer Disclosure Schedule



Exhibit A-1 - Articles of Merger (Utah)

Exhibit A-2 - Certificate of Merger (California)

Exhibit B - Reserve Escrow Agreement

Exhibit C - Employment Agreement with Peter Rajala

Exhibit D - Employment Agreement with Mary Jo Rajala

Exhibit E - Employment Agreement with Kelley Rajala

Exhibit F - Employment Agreement with John Rajala

Exhibit G - Noncompetition Agreement with Peter Rajala

Exhibit H - Noncompetition Agreement with Mary Jo Rajala

Exhibit I - Noncompetition Agreement with Kelley Rajala

Exhibit J - Noncompetition Agreement with John Rajala

Exhibit K -Lease Agreement

Exhibit L - Tax Certificate

Exhibit M - Joinder Agreement

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger ("Agreement") is entered into on June 30, 2007, by and among Dynatronics Corporation, a Utah corporation ("Buyer"), Dynatronics Distribution Company, LLC a Utah limited liability company and wholly-owned subsidiary of Buyer (the "Company"), Rajala Therapy Sales Associates, a California corporation ("Target"), the shareholders of Target listed on Schedule A who agree to be bound by this Agreement pursuant to a Joinder Agreement (as defined herein) (individually each such Person is referred to herein as a "Target Shareholder" and collectively, as "Target Shareholders") and John Rajala, as representative of the Target Shareholders for certain purposes described herein (the "Shareholders' Representative"). The Buyer, the Company, the Target, the Target Shareholders and the Shareholders' Representative are referred to collectively herein as the "Parties."

                                    Recitals

         A. The Boards of Directors of Target, Buyer and the Company believe it is in the best interests of their respective companies that Target and the Company combine into a single company through the statutory merger of Target with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of Target common stock ("Target Common Stock") shall be converted into the right to receive the Merger Consideration, as defined herein, upon the terms and subject to the conditions set forth herein.

         C. The Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   Article 1
                                   Definitions

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Disclosure Schedule" has the meaning set forth in Article 4 below.

         "Buyer Share" means any share of the common stock, no par value per share, of Buyer.

         "California Corporations Code" means the Corporations Code of the State of California, as amended.

         "Closing Cash Payment" means the quotient obtained by dividing (i) one million dollars ($1,000,000), by (ii) the total number of outstanding Target Shares.

         "Closing" has the meaning set forth in Section 2.2 below.

         "Closing Date" has the meaning set forth in Section 2.2 below.

         "Closing Date Working Capital Calculation" has the meaning set forth in
Section 2.6(a) below.

         "Dissenting Share" means any Target Share with respect to which the holder thereof has exercised such holder's appraisal rights under the California Corporations Code.

         "Dissenting Shareholder" has the meaning set forth in Section 2.4(j) below.

         "Effective Time" has the meaning set forth in Section 2.4(a) below.

         "Escrow Reserve" has the meaning set forth in Section 2.5 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" means the Internal Revenue Service.

         "Joinder Agreement" has the meaning set forth in Section 8.4 below.

         "Knowledge" means, with respect to an entity, the actual knowledge of the executive officers or directors, or any of them, of such entity, or of any employee having responsibility for such matter, without duty of inquiry or


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

investigation. An individual will be deemed to have actual knowledge of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter based on such individual's actual knowledge of the existence of other facts or matters.

         "Material Adverse Effect" means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

         "Measurement Period" has the meaning set forth in Section 2.4(e) below.

         "Merger" has the meaning set forth in the recitals above.

         "Merger Consideration" has the meaning set forth in Section 2.4(l) below.

         "Merger Filings" has the meaning set forth in Section 2.3 below.

         "Merger Shares" shall have the meaning set forth in Section 2.4(e) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party or Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Proceeding" shall mean any action, arbitration, audit, contest, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

         "Requisite Target Shareholder Approval" means the affirmative vote or written consent of a majority of Target Shares in favor of this Agreement and the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.



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

         "Shareholders' Representative" means John Rajala.

         "Sophisticated Shareholders" has the meaning set forth in Section 2.4(f) below.

         "Surviving Company" has the meaning set forth in Section 2.1 below.

         "Target" has the meaning set forth in the preface above.

         "Target Certificate" means any certificate representing Target Shares.

         "Target Disclosure Schedule" has the meaning set forth in Article 3 below.

         "Target Share" means any issued and outstanding share of the common stock, no par value per share, of Target.

         "Target Shareholder" has the meaning set forth in the preface above.

         "Target Unaudited Statements" has the meaning set forth in Section 3.6(a) below.

         "Unqualified Shareholder" has the meaning set forth in Section 2.4(f) below.

         "Utah Business Corporation Law" means the Utah Revised Business Corporation Act as set forth in the Utah Code Annotated, Section 16-10a-1 et seq., as amended.

         "Utah Revised Limited Liability Company Act" means the Utah Revised Limited Liability Company Act as set forth in the Utah Code Annotated, Section 48-2c-101 et seq., as amended.

         "Working Capital" means Target's Current Assets minus Current Liabilities, where "Current Assets" equals the sum of cash and cash equivalents, accounts receivable, inventory, marketable securities, prepaid expenses and other assets that could be converted to cash in less than one year, and "Current Liabilities" equals short term debt, accounts payable, accrued liabilities and other debts accrued and payable within one year.

                                   Article 2
                                   THE MERGER

         2.1 The Merger. On and subject to the terms and conditions of this Agreement, Target will merge with and into Company (the "Merger") at the Effective Time, as defined below. The Company shall be the entity surviving the Merger (the "Surviving Company").

         2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, upon the signing of this Agreement (the "Closing Date").

         2.3 Actions at the Closing. At the Closing, (i) Target will deliver to Buyer the various certificates, instruments, and documents required to be delivered hereunder, (ii) Buyer will deliver to Target the various certificates,


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

instruments, and documents required to be delivered hereunder, (iii) the Company and Target will file Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code, and a Certificate of Merger with the Secretary of State of the State of California, in the forms attached hereto as Exhibits A-1 and A-2, respectively (collectively the "Merger Filings"), and
(iv) Buyer will deliver to the Target Shareholders in the manner provided below in this Section 2 the certificates evidencing Buyer Shares issued in the Merger.

         2.4  Effect of Merger.

         (a) General. The Merger shall become effective at the time (the "Effective Time") Company and Target file a Certificate of Merger with the Secretary of State of the State of California and Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code. The Merger shall have the effect set forth in the California Corporations Code and the Utah Revised Limited Liability Company Act. The Surviving Company may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Company or Target, in order to carry out the transactions contemplated by this Agreement.

         (b) Articles of Organization. The Articles of Organization of Company in effect at and as of the Effective Time will remain the Articles of Organization of the Surviving Company, without any modification or amendment in the Merger.

         (c) Operating Agreement. The Operating Agreement of the Company in effect at and as of the Effective Time will remain the Operating Agreement of the Surviving Company without any modification or amendment in the Merger.

         (d) Manger. The manager of the Company in office at and as of the Effective Time will remain the manager of the Surviving Company (retaining such manager's position and term of office).

         (e) Conversion of Target Shares. At and as of the Effective Time, and without any further action by any of the Target Shareholders and subject to the provisions set forth in this Section 2.4, each outstanding Target Share (other than Dissenting Shares) shall be converted into the right to receive in cash an amount equal to (i) the Closing Cash Payment (a portion of which shall be subject to Section 2.5 for the Escrow Reserve) and (ii) that number of validly issued, fully paid and nonassessable unregistered Buyer Shares (the "Merger Shares") equal to one million five hundred thousand (1,500,000) divided by the total number of Target Shares, subject to adjustment pursuant to the following principles. The total number of Merger Shares issued in the Merger will be 1,500,000, provided that the average closing bid price (the "Closing Price") of Buyer's common stock as reported on the Nasdaq Capital Market is between $1.00 and $1.20 per share for the six trading day period (the "Measurement Period") ending on the Closing Date. If the average Closing Price during the Measurement Period is higher than $1.20 per share, then the total number of Merger Shares shall be equal to quotient obtained by dividing (i) one million eight hundred thousand dollars ($1,800,000), by (ii) the average Closing Price during the Measurement Period. If the average Closing Price during the Measurement Period is lower than $1.00 per share, then the number of Merger Shares shall be equal to the quotient obtained by dividing (i) one million five hundred thousand


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

dollars ($1,500,000), by (ii) the average Closing Price during the Measurement Period; however, notwithstanding the foregoing, in no event will the number of Merger Shares issued exceed nineteen percent (19%) of the total number of Buyer Shares outstanding on the Closing Date. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section 2.4 after the Effective Time.

         (f) Regulation D Restrictions. Notwithstanding Section 2.4(e), Buyer shall not offer, sell, issue or deliver Merger Shares to any Target Shareholder or any holder of Target Options (each an "Unqualified Shareholder"), who Buyer does not reasonably believe to be either: (i) an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, or (ii) a person who has, either alone or with his or its purchaser representative, such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of exchanging his or its Target Shares for Merger Shares ("Sophisticated Shareholders"). Additionally, Buyer shall not offer, sell, issue or deliver Merger Shares to more than 35 Sophisticated Shareholders who are not accredited investors.

         (g) Membership Interests in Company. At the Effective Time, all membership interests in the Company ("Company Membership Interests") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and owned by Buyer. Each certificate or other evidence of ownership of Company Membership Interests shall continue to evidence ownership of such membership interests of the Surviving Company.

         (h) Adjustments to Number of Merger Shares Issued. The number of Merger Shares to be issued pursuant to Section 2.4(e) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Shares or Target Shares), reorganization, recapitalization or other like change with respect to Buyer Shares or Target Shares occurring prior to the Effective Time.

         (i) Fractional Shares. No fraction of a Merger Share will be issued, but in lieu thereof, and to the extent not waived in writing, the number of Merger Shares issued to any Target Shareholder that otherwise would be entitled to a fraction of a Merger Share (after aggregating all fractional Merger Shares to be received by such person) shall be rounded up to the nearest whole number of Merger Shares.

         (j) Dissenters' Rights. Dissenting Shares, if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Corporations Code. Target shall give Buyer prompt notice of any demand received by Target to require Target to purchase outstanding Target Shares, and Buyer shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Target agrees that, except with the prior written consent of Buyer, or as required under the California Corporations Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who,


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

pursuant to the provisions of the California Corporations Code, becomes entitled to payment of the fair value for Dissenting Shares shall receive payment therefor from the Surviving Company (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Buyer shall issue and deliver, upon surrender by such Dissenting Shareholder of a certificate or certificates representing shares of Target Shares, the Merger Consideration to which such Target Shareholder would otherwise be entitled under this Section 2.4 and the Merger Filings.

         (k) Certificate Legends. When issued as contemplated by this Agreement, the Merger Shares shall not have been registered under the Securities Act, and shall be characterized as "restricted securities" under the federal securities laws, and such shares may not be resold without registration under the Securities Act, or the availability of an exemption from registration under the Securities Act. Each certificate evidencing Merger Shares shall bear a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO BUYER THAT SUCH REGISTRATION IS NOT REQUIRED."

         and any additional legends required by state securities laws. Buyer will cause any such legend to be removed from the certificate or certificates representing the Merger Shares upon receipt from the holder thereof of an opinion of counsel to the effect that the Merger Shares represented by such certificate may be resold pursuant to SEC Rule 144(k).

         (l) Closing Conditions; Procedure for Payment. Upon satisfaction of the following conditions, at the Effective Time, Buyer will deliver to each Target Shareholder (other than a Dissenting Shareholder) (A) a stock certificate (issued in the name of the Target Shareholder or its nominees) representing that number of whole Merger Shares issuable to the Target Shareholder and (B) a check or wire transfer representing presently available funds payable to the Target Shareholder in amounts equal to the sum of (1) cash (without interest) in the amount of the Closing Cash Payment which such holder has the right to receive in accordance with Section 2.4(e) in respect of the Target Shares formerly evidenced by such tendered certificates, and (2) any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(h) (collectively such Merger Shares and cash consideration, the "Merger Consideration"):

              (i) The Board of Directors of Target shall have approved the Merger and this Agreement and Target shall have obtained the Requisite Target Shareholder Approval;

              (ii) The Board of Directors of the Buyer and the manager of the Company shall have approved the Merger and this Agreement and the Board of Directors of the Buyer shall have approved the issuance of the Merger Shares, each in accordance with Utah Business Corporation Law and the Articles of Incorporation and Bylaws of the Buyer and the Utah Revised Limited Liability Company Act and the Articles of Organization and Operating Agreement of the Company;



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

              (iii) Each Target Shareholder (other than a Dissenting Shareholder) shall have executed any customary documents required by Buyer, including without limitation, a Form W-9 for the record holder of outstanding Target Shares to use in surrendering the certificates which represent such Target Shares in exchange for the Merger Consideration payable to such holder;

              (iv) Each Target Shareholder (other than a Dissenting Shareholder) shall have surrendered to the Buyer all of such Target Shareholder's Target Certificates for cancellation;

              (v) The Company and each of Peter Rajala, Mary Jo Rajala, Kelley Rajala, and John Rajala shall have entered into employment agreements in the forms attached hereto as Exhibits C, D, E, and F, respectively;

              (vi) The Company and each of Peter Rajala, Mary Jo Rajala, Kelley Rajala, and John Rajala shall have entered into noncompetition agreements in the forms attached hereto as Exhibits G, H, I, and J, respectively;

              (vii) The Rajala Family Trust, as lessor, shall have terminated its current lease agreement with the current lessees for the property located at 3900 Valley Ave, units A and B, Pleasanton, CA 94506. Buyer and Company shall have entered into a Lease for the property located at 3900 Valley Ave, unit A, Pleasanton, CA 94506, with the Rajala Family Trust, for the period from the Closing Date up to October 31, 2007, in the form attached hereto as Exhibit K; and

              (viii) The Buyer and Target shall have delivered to each other a tax certificate in the form attached hereto as Exhibit L.

         (m) Effect on Target Certificates. Upon delivery of payment of the Merger Consideration to the Target Shareholder, each Target Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Target Certificate that, prior to the Effective Time, represented Target Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, which shall be paid in full upon surrender of such Target Certificate or affidavit of lost certificate as described below, to evidence ownership of the Merger Consideration.

         (n) Lost, Stolen, or Destroyed Certificate. If any Target Certificates shall have been lost, stolen or destroyed, Buyer shall cause to be issued in exchange for such lost, stolen or destroyed Target Certificates, upon the making of an affidavit of that fact by the holder thereof in form acceptable to Buyer, such Merger Consideration as may be required pursuant to this Section 2.4; provided, however, that any such affidavit shall include a covenant by such Target Shareholder indemnifying Buyer for any claim that may be made against Buyer or the Surviving Company with respect to the Target Certificates alleged to have been lost, stolen or destroyed.



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

         (o) Distributions on Merger Shares. Buyer will not pay any dividend or make any distribution on Merger Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates (or an affidavit of lost certificate) which represented Target Shares.

         (p) Transfers of Ownership. At the Effective Time, the stock transfer books of Target shall be closed and there shall be no further registration of transfers of capital stock of Target thereafter on the records of Target. If any certificate for Merger Shares is to be issued in a name other than in which the Target Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Target Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer (or that an affidavit of lost, stolen or destroyed certificate as required in Section 2.4(m) shall be provided in lieu of such Target Certificate) and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Merger Shares in any name other than that of the registered holder of the Target Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

         (q) Dissenting Shares. The provisions of this Section 2.4 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Buyer under this Section 2.4 shall commence on the date of loss of such status, and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 2.4(e).

         (r) No Further Ownership Rights in Target Shares. The Merger Consideration delivered upon the surrender for exchange of Target Shares in accordance with the terms hereof (including any dividends or distributions) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Target Shares, and there shall be no further registration of transfers on the records of the Surviving Company of Target Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Section 2.4.

         (s) Tax Consequences. It is intended by the Parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

         (t) Taking of Necessary Action; Further Action. Each of Buyer, Target and Company will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Company, the officers and directors of Target and the manager of the Company are fully authorized in the name of their respective entities or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         2.5 Escrow Reserve. On the Closing Date, Buyer shall transfer to the Escrow Agent one hundred fifty thousand dollars ($150,000) (the "Escrow Reserve"). The Escrow Reserve shall be held by the Escrow Agent pursuant to this Agreement and the Reserve Escrow Agreement, in the form attached hereto as Exhibit B (the "Reserve Escrow Agreement") to be entered into at Closing, for a period of four (4) months following the Closing Date, except to the extent earlier released to Buyer to satisfy any indemnity obligations of Target pursuant to the terms of the Reserve Escrow Agreement, including the satisfaction of claims regarding the Working Capital of Target as of the Closing Date pursuant to Section 2.6(e)(i) below. The Escrow Reserve, or any portion thereof that remains on deposit with the Escrow Agent as of the four month anniversary of the Closing Date, plus accrued interest, shall be disbursed to Target Shareholders in accordance with the Reserve Escrow Agreement. Notwithstanding the foregoing, the Escrow Reserve shall not be disbursed to Target Shareholders at the end of such four month period to the extent that any indemnity claims by Buyer are pending at such time and, in such case, a portion of the Escrow Reserve sufficient to satisfy such pending claims in full shall be retained in escrow until a final resolution of any such claims. Promptly following final and conclusive resolution of any such claims, the Escrow Agent shall pay to Buyer any amounts due to Buyer under the Target's indemnity set forth herein and shall disburse the remainder of the Escrow Reserve, if any, and any accrued interest to Target Shareholders. Except as provided in, and subject to the provisions of, Article 6 hereof, no payment of the Escrow Reserve by the Escrow Agent shall limit in any way Target's obligation to satisfy any indemnity award due to Buyer in excess of the Escrow Reserve.

         2.6  Working Capital Adjustment.

         (a) Calculation. As soon as practicable, but in any event no later than thirty (30) calendar days after the Closing, the Buyer shall deliver to the Shareholders' Representative the Buyer's calculation of the Target's Working Capital as of the Closing Date (the "Closing Date Working Capital Calculation"), prepared in accordance with GAAP consistently applied in a manner consistent with the Target Unaudited Statements. Buyer shall make available to the Shareholders' Representative (and its accountants, attorneys and other professional consultants, agents or representatives) all books, records and other documents used in preparing the Closing Date Working Capital Calculation.

         (b) Review of Calculation and Schedules. The Shareholders' Representative (and its accountants, attorneys and other professional consultants, agents or representatives) may review the Closing Date Working Capital Calculation and the books of accounts of Target and may make inquiry of the representatives of Buyer and its accountants used in preparing the Closing Date Working Capital Calculation. The Closing Date Working Capital Calculation shall be binding and conclusive upon, and deemed accepted by, all Parties unless the Shareholders' Representative shall have notified the Buyer in writing within thirty (30) calendar days after receipt of the Closing Date Working Capital Calculation of any objections thereto. A notice under this Section 2.6(b) shall specify in reasonable detail the items in the Closing Date Working Capital Calculation which are being disputed, and a summary of the reasons for such dispute.

         (c) Disputes. At the request of Buyer or the Shareholders' Representative, any dispute relating to the Closing Date Working Capital Calculation which cannot be resolved by them within thirty (30) days after receipt of notice of any objections to such Closing Date Working Capital

Calculation pursuant to Section 2.6(b) shall be referred to an independent firm of certified public accountants mutually acceptable to the Buyer and the Shareholders' Representative (the "Independent Accountant") for determination of the Target's Working Capital as of the Closing Date, which shall be final and binding on all Parties. The Independent Accountant shall render its decision within thirty (30) days after referral of the dispute to the Independent Accountant for decision pursuant hereto.

         (d) Final Working Capital Schedule. The Closing Date Working Capital Calculation shall become final and binding on all Parties and Target Shareholders upon the earliest of (i) the expiration of the period within which the Shareholders' Representative may notify Buyer of any objections thereto pursuant to Section 2.6(b), if no such notice has been given, (ii) agreement by the Shareholders' Representative and Buyer that such Closing Date Working Capital Calculation, together with any modifications thereto agreed by Target and Buyer, shall be final and binding and (iii) the date on which the Independent Accountant shall issue its decision with respect to any dispute relating to such Closing Date Working Capital Calculation. The Closing Date Working Capital Calculation, as it may be adjusted pursuant to any agreement between the Buyer and Shareholders' Representative or pursuant to the decision of the Independent Accountant, when final and binding on all Parties, is herein referred to as the "Final Working Capital Schedule".

         (e) Adjustment. Within ten (10) business days after determination of the Final Working Capital Schedule:

              (i) if the Working Capital of Target on the Closing Date as reflected on the Final Working Capital Schedule is greater than five hundred thousand dollars ($500,000), Buyer shall pay to the Target Shareholders (in relative proportion to the number of Target Shares held by the Target Shareholders immediately prior to the Closing), in cash by check or wire transfer in immediately available funds, an amount equal to such excess.

              (ii) if the Working Capital of Target on the Closing Date as reflected on the Final Working Capital Schedule is less than five hundred thousand dollars ($500,000) (the "Working Capital Deficit"), Buyer shall be permitted to recover such deficit out of the Escrow Reserve pursuant to the provisions of the Reserve Escrow Agreement. Buyer shall have the right to recover from the Target Shareholders, prorated based upon their ownership of Target Shares, any amount by which the Working Capital Deficit exceeds the amount available in the Escrow Reserve.

                                   Article 3
                    Representations and Warranties of Target

         Target represents and warrants to Buyer and Company that the statements contained in this Article 3 are correct and complete as of the date of this Agreement, except as set forth elsewhere in this Agreement or in the disclosure schedule of Target accompanying this Agreement (the "Target Disclosure Schedule").

         3.1 Organization and Standing. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Target is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Target. Target is not in default in the performance, observance or fulfillment or otherwise in violation of any provision of its Articles of Incorporation, as amended and restated (the "Target Articles"), or its Bylaws, as in effect on the date hereof (the "Target Bylaws"). Target has heretofore furnished to Buyer a complete and correct copy of the Target Articles and the Target Bylaws.

         3.2 Subsidiaries. Target does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. Target is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, joint venture or other entity or enterprise.

         3.3 Corporate Power and Authority. Target has all requisite corporate power and authority to enter into this Agreement and, subject to authorization and adoption of the Merger and the transactions contemplated hereby by Target Shareholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, including approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Target Shareholders. The Board of Directors of Target has (i) unanimously approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the Target Shareholders and (iii) recommended that the Target Shareholders approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Target and constitutes the legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms.

         3.4 Capitalization of Target. As of the date hereof, Target's authorized capital stock consists of five hundred thousand (500,000) shares of common stock, no par value per share ("Target Shares"), of which (i) one hundred twenty-four thousand (124,000) shares are issued and outstanding and (ii) no shares are held in treasury. Section 3.4 of the Target Disclosure Schedule lists, for each Target Shareholder, such Target Shareholder's name, home address, home telephone number, and the number of shares held. Each outstanding share of Target capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of Target, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Target, and Target has no obligation of any kind to issue any additional securities or to pay for securities of Target or any predecessor of Target. Target has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity. There are no other contracts, commitments or agreements relating to voting, purchase or sale of capital stock of Target (i) between or among Target and the holders of Target's capital stock, and (ii) to Target's Knowledge, between or among the holders of Target's capital stock.

         3.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by Target nor the consummation of the transactions contemplated hereby will:

         (a) conflict with, or result in a breach of any provision of, the Target Articles or the Target Bylaws;

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Target under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Target is a party;

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Target; or

         (d) require any action or consent or approval of, or review by, or registration or filing by Target or any of its Affiliates with, any third party or any governmental entity, other than (i) authorization of the Merger and the transactions contemplated hereby by Target Shareholders, (ii) filings by Target with the Secretary of State of the State of California necessary to consummate the Merger, and (iv) consents or approvals of any governmental entity set forth in Section 3.5 to the Target Disclosure Schedule; except in the case of clause
(ii) and (iii) for any of the foregoing that are set forth in Section 3.5 of the Target Disclosure Schedule or that would not individually or in the aggregate have a Material Adverse Effect on Target or upon the ability of the Parties to consummate the transactions contemplated hereby.

         3.6  Financial Statements.

         (a) Target has furnished to Buyer the unaudited balance sheet of Target as of April 30, 2007 (the "Target Balance Sheet"), and the unaudited balance sheets of Target as of September 30, 2006, and September 30, 2005, and the related statements of income, and cash flows for the 12 months ended September 30, 2006, and September 30, 2005, and the seven months ended April 30, 2007 (collectively, the "Target Unaudited Statements").

         (b) The Target Unaudited Statements have been prepared from and are in accordance with the books and records of Target, and have been prepared in conformity with GAAP applied on a consistent basis (except for the absence of footnote disclosure and year-end adjustments that are not material in nature), and fairly present the financial condition and results of operations of Target as of the date stated or period reported therein.

         3.7 Absence of Certain Changes. Except as set forth in Section 3.7 to the Target Disclosure Schedule, since the date of the Target Balance Sheet, there has not been:

         (a) Any change in the business, operations, assets, properties, customer base, prospects, rights or condition (financial or otherwise) of Target or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in a Material Adverse Effect on Target;

         (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

         (c) Any increase in amounts payable by Target to or for the benefit of, or committed to be paid by Target to or for the benefit of, any shareholder, director, officer or other consultant, agent or employee of Target whose total annual compensation exceeds $75,000 or any relatives of such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, severance, deferred compensation, group health, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person (except in the Ordinary Course of Business, consistent with past practice);

         (d) Any borrowing or agreement to borrow funds by Target or any incurring by Target of any other obligation or liability (contingent or otherwise), except liabilities incurred in the Ordinary Course of Business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by Target;

         (e) Any material change in Target's method of doing business or any material change in its accounting principles or practices or its method of application of such principles or practices;

         (f) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of Target other than in the Ordinary Course of Business, consistent with past practice;

         (g) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of Target, other than sales in the usual and Ordinary Course of Business for fair equivalent value to persons other than directors, officers, shareholders, or other Affiliates of Target;

         (h) Any purchase of or any agreement to purchase assets (other than purchases in the Ordinary Course of Business consistent with past practices) for an amount in excess of $20,000 for any one purchase or $50,000 for all such purchases made by Target or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by Target exceeding an aggregate of $50,000;

         (i) Any loan or advance made by Target to any person other than loans made to Target's customers in the Ordinary Course of Business consistent with past practices and not exceeding $20,000, in the aggregate, to any customer;

         (j) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any material contract, agreement, license or other instrument to which Target is a party, other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course of Business;

         (k) Any labor dispute or disturbance having a Material Adverse Effect on Target, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down;

         (l) Any grant by Target of any license or sublicense of any rights under or with respect to any Intellectual Property, or any other transfer or grant of a right under, in or to Intellectual Property other than transfers or grants in the Ordinary Course of Business;

         (m) Any issuance, sale or other disposal by Target of any of its capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (n) Any material damage, destruction, or loss (not covered by insurance) to Target's property;

         (o) Any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Target which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or

         (p)  Any commitment by Target to do any of the foregoing.

         3.8  Taxes.

         (a) Other than as reserved for on the balance sheets of Target, Target has paid or caused to be paid all Taxes required to be paid by it through the date hereof.

         (b) Target has filed or caused to be filed all Tax Returns required to be filed by it through the date hereof, except where the failure to file would not reasonably be expected to result in an Material Adverse Effect on Target. All such Tax Returns that have been filed are true, complete and correct in all material respects. Neither the IRS nor any other governmental entity is now auditing or asserting or, to the Knowledge of Target, threatening to assert against Target, any deficiency or claim for additional Taxes. Target currently is not the beneficiary of any extension of time within which to file any Tax Return. To Target's Knowledge, no claim has ever been made by any authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and there are no Security Interests on any of the assets of any of Target that arose in connection with any failure (or alleged failure) to pay any Tax. Target has no Knowledge that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (c) Target has delivered to Buyer copies of material portions of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target since 2004.

         (d) Target is not obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Target is not now nor ever has been a party to or bound by any tax sharing agreement or any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Target which
(i) requires Target to make any tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Target, (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Target, from any other person, or (iv) otherwise requires Target to indemnify any other person in respect of Taxes.

         (e) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

         (f) "Tax Returns" means returns, information returns, reports, forms and other documents (including, any related or supporting information) required to be filed with any governmental authority of the United States or any other jurisdiction responsible for the imposition, administration or collection of Taxes.

         (g) "Taxes" means (i) all Taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, estimated, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property Taxes, together with any interest or penalties, additions to Taxes or additional amounts, imposed with respect thereto, (ii) any liability for payments of amounts of Taxes described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person, successor or a member of any affiliated, consolidated or combined group and
(iii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

         3.9 Compliance with Law. To Target's Knowledge, Target is in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any governmental authority (collectively, "Applicable Laws") relating to Target or its business or properties. Target has heretofore made available to Buyer copies of all material correspondence in Target's possession from and to the Occupational Safety and Health Administration and any other governmental authority and inspectors.

         3.10 Intellectual Property. To Target's Knowledge, except as set forth in Section 3.10 to the Target Disclosure Schedule, Target has not interfered with, infringed upon, misappropriated, or violated any material Intellectual

Property rights of third parties in any material respect, and none of Target and the directors and officers of Target have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Target, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of Target in any material respect.

         3.11 Title to and Condition of Properties. Except as set forth in
Section 3.11 to the Target Disclosure Schedule, Target has good and marketable title to all of its assets and properties which it owns of every kind, nature and description, tangible or intangible, wherever located. Except as set forth in Section 3.11 to the Target Disclosure Schedule, all such assets and properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including, without limitation, (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) to the Target's Knowledge, violations of any Applicable Laws applicable to such properties, except where such mortgages, pledges, liens, security interests, encumbrances or restrictions arise in the ordinary course of business or could not reasonably be expected to have a Material Adverse Effect on Target. Section
3.11 to the Target Disclosure Schedule contains a complete and accurate list of the location of all real property which is owned, leased or operated by Target. Except as set forth in Section 3.11 to the Target Disclosure Schedule, all machinery and equipment and tangible personal property owned, leased or used by Target and material to the operation of its business are reasonably suitable for the purpose or purposes for which they are being used and are in good condition and repair, ordinary wear and tear excepted.

         3.12 Litigation. There is no suit, claim, action, proceeding or, to the Knowledge of Target, investigation (an "Action") pending or, to the Knowledge of Target, threatened against Target or any officer or director of Target which, individually or in the aggregate, if adversely determined, would have a Material Adverse Effect on Target. Target is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a Material Adverse Effect on Target or a Material Adverse Effect on the ability of Target to consummate the transactions contemplated hereby.

         3.13 Brokerage and Finder's Fees; Expenses. Neither Target nor any shareholder, director, officer or employee thereof, has incurred or will incur on behalf of Target, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         3.14 Employee Benefit Plans. Except as set forth in Section 3.14 to the Target Disclosure Schedule, and except for medical benefit plans with respect to which Target has made all required contributions and has complied with all applicable laws, the Target does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

         3.15 Contracts.

         (a) Section 3.15 to the Target Disclosure Schedule lists all written or oral contracts, agreements, guarantees, leases and executory commitments (each a "Contract") to which Target is a party and which fall within any of the following categories: (i) Contracts not entered into in the Ordinary Course of Business of Target, (ii) joint venture, partnership and similar agreements,
(iii) Contracts which are service contracts or equipment leases involving payments by Target of more than $20,000 annually, (iv) Contracts containing covenants purporting to limit the freedom of Target to compete in any line of business in any geographic area or to hire any individual or group of individuals, (v) Contracts which after the Effective Time would have the effect of limiting the freedom of Buyer or its subsidiary (other than Target) to compete in any line of business in any geographic area or to hire any individual or group of individuals, including any Contracts with distributors granting any exclusive rights, (vi) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of Target or its Affiliates, or any customer, licensee or lessee thereof, (vii) Contracts relating to any outstanding commitment for capital expenditures in excess of $20,000, (viii) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $20,000 and not cancelable by Target (without premium or penalty) within one month, (ix) Contracts with any labor organization, (x) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of $20,000, letters of credit or other agreements or instruments of Target or commitments for the borrowing or the lending of amounts in excess of $20,000 by Target or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Target, (xi) Contracts which are fixed price, capitation or other risk sharing agreements with customers not cancelable by Target (without premium or penalty) within one month; (xii) Contracts involving annual revenues or expenditures to the business of Target in excess of five percent (5%) of Target's annual revenues, (xiii) Contracts providing for "earn-outs" or other contingent payments involving more than $10,000 over the term of the Contract; (xiv) any agreement concerning confidentiality; (xv) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees.

         (b) All such Contracts are valid and binding obligations of Target and, to the Knowledge of Target, the valid and binding obligation of each other party thereto, and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated. Neither Target nor, to the Knowledge of Target, any other party thereto is in violation of or in default in any material respect in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination of, any Contract.

         (c) Except as set forth in Section 3.15 of the Target Disclosure Schedule or as contemplated by the transactions contemplated hereby, there are no Contracts or other transactions between Target, on the one hand, and any (i) officer or director of Target, (ii) record or beneficial owner of five percent or more of the voting securities of Target or (iii) Affiliate of any such officer, director or beneficial owner, on the other hand.

         3.16 Accounts Receivable. As of the Effective Time, all accounts and notes receivable (including lease and finance notes receivable) and accrued interest receivable of Target have arisen in the Ordinary Course of Business and the accounts receivable reserves reflected on the Target Balance Sheet are as of such date established in accordance with GAAP consistently applied.

         3.17 Labor Matters. Except as set forth in Section 3.17 to the Target Disclosure Schedule, Target does not have any labor contracts, collective bargaining agreements or employment or consulting agreements with any persons employed by Target or any persons otherwise performing personal services primarily for Target (the "Target Business Personnel"). To Target's Knowledge, Target has not engaged in any unfair labor practice with respect to Target Business Personnel, and there is no unfair labor practice complaint pending or, to the Knowledge of Target, threatened, against Target with respect to Target Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Target, threatened against Target. Target is in compliance with all currently applicable laws and regulations respecting discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, except for such noncompliance as has not and would not reasonably be expected to have had a Material Adverse Effect on Target, and is not engaged in any unfair labor practice. There are no pending claims against Target under any workers' compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or beneficiaries thereunder. There are no proceedings pending or, to the Knowledge of Target, threatened, between Target and its employees or former employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target. There has been no claim against Target based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to Target's Knowledge, is there any basis for such claim. In addition, Target has provided all employees with all compensation, stock options, bonuses and incentives earned up through the date of this Agreement.

         3.18 Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the Target Balance Sheet, (ii) those incurred in the Ordinary Course of Business and not required to be set forth in the Target Balance Sheet under GAAP, (iii) those incurred in the Ordinary Course of Business since the date of the Target Balance Sheet and consistent with past practice, and (iv) those set forth in Section 3.18 to the Target Disclosure Schedule.

         3.19 Operation of Target's Business; Relationships.

         (a) Target believes that the relationships of Target with its customers are satisfactory and that the execution of this Agreement, the Merger and the transactions contemplated hereby will not have a Material Adverse Effect on the relationships of Target with such customers.

         (b) Target is in possession of all governmental franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted

(collectively, the "Target Permits") except where the failure to possess such Target Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target, and there is no action pending or, to the Knowledge of Target, threatened regarding any of the Target Permits. To Target's Knowledge, Target is not in conflict with, or in default or violation of any of the Target Permits in any material respect, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Target.

         (c) As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target or its usage of the services or products of Target, and to Targets Knowledge, no such customer has indicated either orally or in writing that it will cancel or otherwise terminate its relationship with Target or its usage of the services or products of Target.

         3.20 Insurance. Target is covered by valid and currently effective insurance policies in favor of Target that Target believes are customary for companies of similar size and financial condition.

         3.21 Books of Account; Records. Target's general ledgers, stock record books, minute books and other material records relating to the assets, properties, contracts and outstanding legal obligations of Target are, in all material respects, complete and correct and the matters contained therein are appropriate and accurately reflected in the Target Unaudited Statements.

         3.22 Officers, Employees and Consultants and Compensation. Section 3.22 to the Target Disclosure Schedule sets forth the names of all directors and officers of Target, the total salary, bonus, fringe benefits and perquisites each received from Target in the year ended December 31, 2006, and except as set forth on Section 3.22 to the Target Disclosure Schedule, there have been no changes to the foregoing which have occurred subsequent to December 31, 2006, other than changes in the Ordinary Course of Business consistent with past practice. Except as disclosed in Section 3.22 to the Target Disclosure Schedule, there are no other forms of compensation paid to any such director or officer of Target. Except as set forth in Section 3.22 to the Target Disclosure Schedule, Target has not become obligated, directly or indirectly, to any shareholder, director or officer of Target or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Section 3.22 to the Target Disclosure Schedule, to the Knowledge of Target, no shareholder, director, officer, agent or employee of Target or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, Target. To Target's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with Target.

         3.23 Product Warranty. Each product sold, leased, or delivered by Target has been in conformity, in all material respects, with all applicable contractual commitments of Target and, to Target's Knowledge, all express and implied product warranties provided by the manufacturers of those products, and, to Target's Knowledge, Target has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability) for replacement or repair of any product sold, leased or delivered by Target or other damages in connection therewith which would have a Material Adverse Effect on Target. Except as set forth on Section 3.23 of the Target Disclosure Schedule, no product sold, leased, or delivered by Target is subject to any guaranty, warranty, or other indemnity from Target beyond the applicable standard terms and conditions of sale or lease (including any express or implied warranty).

         3.24 Product Liability. To Target's Knowledge, Target does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Target. No product liability claims have been communicated in writing to or threatened against Target.

         3.25 Questionable Payments. Neither Target nor to its Knowledge any director, officer or other employee of Target has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any governmental entity with respect to any aspect of the business of Target; or
(ii) made any political contributions which would not be lawful under the laws of the United States and the foreign country in which such payments were made. Neither Target nor, to its Knowledge, any director, officer, employee, customer or supplier of Target has been the subject of any inquiry or investigation by any governmental entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Target or with respect to any political contribution.

         3.26 Disclosure. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

                                   Article 4
                     Representations and Warranties of Buyer

         Buyer represents and warrants to Target that the statements contained in this Article 4 are correct and complete as of the date of this Agreement, except as set forth elsewhere in this Agreement or in the disclosure schedule of Buyer accompanying this Agreement and initialed by the Parties (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4.

         4.1 Organization, Standing and Power. Buyer is a corporation, and the Company is a limited liability company, in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Buyer has the corporate power, and the Company has the limited liability power, to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer or the Company. Buyer has delivered a true and correct copy of the Articles of Incorporation and Bylaws of Buyer, and the Articles of Organization and Operating Agreement of the Company, or other charter documents of Buyer and the Company, as applicable, each as amended to date, to Target. Buyer is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. The Company is not in violation of any of the provisions of its Articles of Organization or Operating Agreement or equivalent organizational documents.

         4.2 Capital Structure. Buyer has an authorized capitalization consisting of fifty million (50,000,000) shares of Common Stock, no par value per share, and five million shares of Preferred Stock, no par value. As of the date hereof, Buyer has issued and outstanding 8,817,620 shares of Common Stock and no shares of Preferred stock are issued and outstanding. All of the shares of Common Stock of Buyer issued to date have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above, disclosed in Buyer's public filings with the SEC, or as disclosed in Section 4.2 of the Buyer Disclosure Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, script, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Buyer or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which Buyer or any of its subsidiaries is or may become bound to redeem or issue additional shares of capital stock of Buyer or any of its subsidiaries or options, warrants, scrip, rights to subscribe to calls or commitments of any character whatsoever relating, or securities or rights convertible into, any shares of capital stock of Buyer or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which Buyer or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except as disclosed in
Section 4.2 of the Buyer Disclosure Schedule, there are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement. Upon issuance of the Merger Shares, such securities will be duly and validly issued, fully paid and non-assessable.

         4.3 Authority. Buyer has all requisite corporate power and authority, and the Company has all requisite power and authority, to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and action on the part of the Company. This Agreement has been duly executed and delivered by Buyer and Company and constitutes the valid and binding obligations of Buyer and Company. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Buyer or any of its subsidiaries, as amended, or the Articles of Organization or Operating Agreement of the Company, as amended, or (ii) to Buyer's Knowledge, any material mortgage, indenture, lease, contract or other agreement or instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with, any governmental entity, is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by Buyer and Company or the consummation by Buyer and Company of the transactions contemplated hereby, except for (i) the filing of the Merger Filings, (ii) the filing of a Form 8-K with the SEC and Nasdaq Stock Market within four days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) notification filing to Nasdaq of the proposed Merger, (v) the filing with the Nasdaq Capital Market of a Notification Form of Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable to Target Shareholders in the Merger, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Buyer or the Surviving Company and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

         4.4 SEC Documents; Financial Statements. Buyer has furnished or otherwise made available to Target a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filing filed with the SEC by Buyer since December 31, 2005 (collectively, the "Buyer SEC Documents"). In addition, Buyer has made available to Target all material exhibits to the Buyer SEC Documents filed prior to the date hereof. All documents required to be filed as exhibits to the Buyer SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Buyer nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act, and the Securities Act and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document prior to the date hereof. The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents (the "Buyer Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q or Form 10-QSB, as permitted by Form 10-Q or Form 10-QSB of the SEC). The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in Buyer's accounting policies except as described in the notes to the Buyer Financial Statements. Since June 30, 2006, no event has occurred that would have required the filing of any report that otherwise would have been included among the Buyer SEC Documents and for which an appropriate report was not filed.

         4.5 Absence of Certain Changes. Since March 31, 2007, (the "Buyer Balance Sheet Date"), except as described in the Buyer SEC Documents, Buyer has conducted its business in the Ordinary Course of Business consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Buyer; (ii) any acquisition, sale or transfer of any material asset of Buyer or any of its subsidiaries other than in the Ordinary Course of Business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Buyer or any revaluation by Buyer of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Buyer, or any direct or indirect redemption, purchase or other acquisition by Buyer of any of its shares of capital stock; (v) any material contract entered into by Buyer, other than in the Ordinary Course of Business and as provided to Target or any material amendment or termination of, or default under, any material contract to which Buyer is a party or by which it is bound; (vi) any amendment or change to Buyer's Articles of Incorporation or Bylaws; or (vii) any negotiation or agreement by Buyer or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement). Notwithstanding anything in these representations and warranties to the contrary, the Parties acknowledge that Buyer has disclosed to Target that it is currently pursuing acquisitions of additional distributors and anticipates consummating additional transactions prior to, simultaneous with, and/or subsequent to the Closing of this Agreement ("Additional Acquisitions"). Buyer has provided to Target all information requested by Target with respect to the Additional Acquisitions that is material to the decision of Target Shareholders to consider and approve the transactions contemplated by this Agreement.

         4.6 Absence of Undisclosed Liabilities. Buyer has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Buyer's Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the "Buyer Balance Sheet"), (ii) those incurred in the Ordinary Course of Business and not required to be set forth in the Buyer Balance Sheet under GAAP, (iii) those incurred in the Ordinary Course of Business since the Buyer Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the Additional Acquisitions.

         4.7 Litigation. Except as described in the Buyer SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of Buyer or any of its subsidiaries, threatened against Buyer or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Buyer. There is no judgment, decree or order against Buyer or any of its subsidiaries or, to the Knowledge of Buyer or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Buyer or the Surviving Company.

         4.8 Governmental Authorization. Buyer and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity
(i) pursuant to which Buyer or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Buyer's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Buyer Authorizations"), and all of such Buyer Authorizations are in full force and effect, except where the failure to obtain or have any of such Buyer Authorizations could not reasonably be expected to have a Material Adverse Effect on Buyer.

         4.9 Broker's and Finders' Fees. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.10 Interim Operations of Company. The Company was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, is a wholly-owned subsidiary of Buyer, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         4.11 Disclosure. The representations and warranties contained in this
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

                                    Article 5
                                    Covenants

         5.1 Sale of Shares Pursuant to Section 4(2) of the Securities Act. The Parties hereto acknowledge and agree that the Merger Shares shall be issued and sold pursuant to the exemption available by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder including, without limitation, Regulation D promulgated under the Securities Act. As such, the Merger Shares, shall constitute "restricted securities" within the Securities Act. The certificates representing the Merger Shares shall bear the legends set forth in Section 2.4(k) hereof.

         5.2 Confidentiality. The Parties acknowledge that Buyer and Target have previously executed a Non-Disclosure Agreement dated as of January 23, 2007 (the "Confidentiality Agreement"), which Confidentiality Agreement is incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

         5.3 Public Disclosure. Unless otherwise permitted by this Agreement, Buyer and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq Capital Market.

         5.4 Legal Requirements. Each of Buyer, Company and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.5 Blue Sky Laws. Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Shares. Target shall use its reasonable best efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Merger Shares.

         5.6 Reasonable Commercial Efforts and Further Assurances. Each of the Parties to this Agreement shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.7 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Articles 3 and 4 above. No disclosure by any Party pursuant to this Section 5.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.8 Tax Treatment. Neither Buyer nor the Surviving Company shall take or agree to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         5.9 Indemnification. Buyer agrees that from and after the Effective Time, all rights to indemnification with respect to claims arising from facts or events which occurred at or before the Effective Time now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of Target as provided in the Target's Articles of Incorporation and Bylaws or any indemnification as in effect on the date of this Agreement shall continue in full force and effect as provided in such instruments. The Surviving Company shall not, nor shall Buyer permit the Surviving Company to, amend its Articles of Organization or Operating Agreement with respect to the indemnification provisions in a manner which would adversely affect such rights to indemnification of such Persons.

         5.10 Target 401(k) Plan. Buyer and the Surviving Company shall cause the Surviving Company to terminate the Safe Harbor 401(k) Profit Sharing Plan of Target (the "Target 401(k)") as soon as reasonably practicable after the Closing Date. All costs up to a maximum of $6,000 with such termination shall be borne by the Surviving Company (and not included in calculations of the Final Working Capital Schedule). Buyer and the Surviving Company shall use best efforts to provide Target Employees the option to "rollover" their accounts from the Target 401(k) to a qualifying 401(k) plan of Buyer or the Surviving Company and allow Target Employees to participate in such qualifying plan.

         5.11 Target Health Plan. Buyer and the Surviving Company shall use best efforts to cause the Surviving Company to assume Target's rights and obligations under Target's health plan with Kaiser Foundation Health Plan, Inc.

         5.12 USBank Loan. Buyer and the Surviving Company shall use best efforts to cause, as soon as practicable after the Closing, but in any event no later than four months after the Closing, the termination or release of the guarantees of any Target Shareholder (the "Target Shareholder Guarantees") with respect to the $450,000 line of credit with U.S. Bank National Association Loan No. 312-18/26, entered into by Target and assigned to the Surviving Company in connection with the Merger. Buyer and Surviving Company make no guarantee that U.S. Bank National Association will release the Target Shareholder Guarantees.

         5.13 Employee Matters. The Buyer shall offer employment to all of Target's employees upon such terms and pursuant to such employment agreements as the Buyer shall determine (other than the Employment Agreements). All such individuals who accept offers of employment with the Buyer as of the Closing shall be referred to herein as "Transferred Employees. All Transferred employees will be at-will employees. Target shall assist the Buyer in effecting such Transferred Employees' change of employment as of the Closing Date in an orderly fashion.

         5.14 Transfer of Vehicles. To the extent not accomplished prior to the Effective Time, Buyer and the Company shall use their best efforts to, as soon as practicable but in any event no later than forty-five (45) days after the Effective Time, (a) transfer to John Rajala the vehicle title to the 2006 Honda Pilot, VIN 5FNYF28786B019422, and make arrangements for John Rajala to assume legal responsibility for the remaining payments for such vehicle, and (b) transfer to Peter Rajala the vehicle title to the 2007 Ford Expedition EL, VIN 1FMFK20537LA09274, and make arrangements for Peter Rajala to assume legal responsibility for the remaining payments for such vehicle. Each of John Rajala and Peter Rajala agree to cooperate in good faith with Buyer and the Company in fulfillment of the obligations under this Section 5.14. Notwithstanding the forgoing, John Rajala and Peter Rajala shall be obligated for any payments or obligations related to the vehicles in excess of the amounts provided by Buyer in Buyer's employment agreements with John Rajala and Peter Rajala, respectively.

         5.15 Disclaimer Regarding Estimates and Projections. In connection with Buyer's investigation of Target, Buyer has received from Target certain estimates, forecasts, plans and financial projections of Target. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, forecasts, plans and projections, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans and projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans and projections). Accordingly, the Target makes no representation or warranty with respect to such estimates, forecasts, plans and projections (including any such underlying assumptions).

                                   Article 6
                                 Indemnification

         6.1  Indemnification.

         (a) Survival of Warranties. All representations and warranties made by Target or Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall continue in full force and effect until the first anniversary of the Closing Date.

         (b) Indemnification by Buyer. Subject to the limitations and other provisions set forth in this Article 6 , Buyer shall indemnify and hold harmless Target, and its officers, directors, agents, attorneys, employees, and each person, if any, who controls or may control Target, and the Target Shareholders (hereinafter referred to individually as a "Target Indemnified Person" and collectively as "Target Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions and causes of action, including, without limitation, legal fees (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, the Buyer Disclosure Schedules or any exhibit or schedule hereto, or arising out of the Target Shareholder Guarantees. Target and its Affiliates and the Target Shareholders shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

         (c) Indemnification by Target and Target Shareholders. Subject to the limitations and other provisions set forth in this Article 6, the Target Shareholders shall, severally but not jointly, indemnify and hold harmless Buyer and the Surviving Company and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Buyer or the Surviving Company within the meaning of the Securities Act (hereinafter referred to individually as a "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") (the Target Indemnified Persons and the Buyer Indemnified Persons shall be referred to collectively in Article 6 as "Indemnified Persons") from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule hereto. Buyer, the Surviving Company and their respective Affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

         6.2  Procedure for Indemnification - Third Party Claims

         (a) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an Indemnitor under such Section, give notice to the Indemnitor of the commencement of such Proceeding and the claim for indemnity, but the failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to any Indemnified Person, except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice or as provided in Sections 6.5(a), (c) and (d).

         (b) If any Proceeding referred to in Section 6.2(a) is brought against an Indemnified Person and it gives notice to the Indemnitor of the commencement of such Proceeding, the Indemnitor will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnitor is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnitor fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the Indemnitor to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnitor assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnified Person's consent (which consent shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of any law, ordinance, principle of common law, regulation, statute, or treaty of a governmental body or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnitor of the commencement of any Proceeding and the Indemnitor does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnitor will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

         (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnitor, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnitor will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) The Indemnified Parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding may be brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

         (e) Notwithstanding any other provision of this Article 6, the Indemnified Person must give written notice of its claim for indemnification for the third party claim to the Indemnitor within one year following the Closing. The notice of indemnity claim shall specify in reasonable detail each individual item of damage, loss, or expense included in the aggregate amount stated, the date each item was paid or properly accrued or the basis for any anticipated liability, and the nature of the misrepresentation, breach of warranty, or claim to which each item is related. The Indemnitor shall have thirty (30) days after delivery of the notice of indemnity claim to object in writing to the claim. Notice of objection shall be given within the thirty-day period. If no notice of objection is given, the thirty-first (31st) day after the notice of claim shall be deemed to be the date of the final determination of the right to indemnity.

         6.3  Procedure for Indemnification - Other Claims

         (a) A claim for indemnification for any matter not involving a third-party claim may be asserted within one year following the Closing by written notice to the Indemnitor. An Indemnified Person shall promptly give such written notice to the persons against whom indemnification is sought after obtaining knowledge of any such claim. Such notice shall set forth in reasonable detail the facts and circumstances underlying the claim, the basis for indemnification and shall specify the estimated amount thereof. Failure to give timely notice as provided in this Section 6.3 will not affect the rights or obligations of the Indemnitors or the Indemnified Persons hereunder, except to the extent that the Indemnitors shall have been actually harmed by such delay or as provided in Sections 6.5(a), (c) and (d).

         (b) The Indemnitor shall have thirty (30) days after delivery of the notice of indemnity claim to object in writing to the claim. Notice of objection shall be given within the thirty-day period. If no notice of objection is given, the thirty-first (31st) day after the notice of claim shall be deemed to be the date of the final determination of the right to and amount of the indemnity claim and it shall be paid in accordance with the provisions of this Article 6.

         6.4  Dispute Resolution.

         (a) If the Indemnitor has objected in writing to any indemnity claim made pursuant to this Article 6 or in any other manner, Target Shareholders through the Shareholders' Representative and Buyer will attempt in good faith to agree on the rights of the respective parties regarding each disputed indemnity claim. If they agree, a memorandum setting forth the agreement will be prepared and signed by both parties and payment will be made in accordance with the memorandum.

         (b) If no such agreement can be reached after good faith negotiation, either Buyer or Shareholders' Representative may demand arbitration of the matter; and in such event the American Arbitration Association will be asked to appoint one arbitrator to rule on the matter, such appointment to be in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any such arbitration will be held under the rules of the American Arbitration Association then in effect. The decision of the arbitrator about the validity of any indemnity claim will be binding and conclusive on the Indemnitors and the Indemnified Parties to the agreement; and payments, if any due, will be made in accordance with this Article 6. Each party to the arbitration will pay its own expenses, and the fee of the arbitrator and the administrative fee of the American Arbitration Association will be paid one half by Indemnitor and one half by Indemnified Person. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction over the matter.

         6.5 Limitations. Notwithstanding anything in this Article 6 to the contrary:

         (a) No party shall be liable for any Damages pursuant to this Article 6 unless a written claim for indemnification of such Damages is given by the Indemnified Person prior to the one year anniversary of the Closing;

         (b) No Party shall be obligated to indemnify any Indemnified Person pursuant to this Article until the aggregate Damages incurred by such Indemnified Person exceeds $20,000, in which event the entire aggregate amount of the Damages shall be indemnifiable;

         (c) With respect to claims made by the Buyer or Surviving Company prior to the six-month anniversary of the Closing, no individual Target Shareholder shall be liable for any aggregate Damages of the Buyer and Surviving Company that are in excess of (i) seventy-five percent (75%) of the aggregate Closing Cash Payment received by such Target Shareholder minus (ii) the aggregate amount of all Damages recovered previously from such Target Shareholder pursuant to this Article 6;

         (d) With respect to claims made by the Buyer or Surviving Company after the six-month anniversary of the Closing and prior to the one-year anniversary of the Closing, no individual Target Shareholder shall be liable for any aggregate Damages of the Buyer and Surviving Company that are in excess of
(i) fifty percent (50%) of the aggregate Closing Cash Payment received by such Target Shareholder minus (ii) the aggregate amount of all Damages recovered previously from such Target Shareholder pursuant to this Article 6; and

         (e) Neither Buyer nor Surviving Company shall be liable for aggregate Damages of the Target Shareholders in excess of the Closing Cash Payment.

         6.6 Exclusive Remedy. Except as provided in Section 6.8, the Parties hereby acknowledge and agree that after the Closing the indemnification provisions of this Article 6 shall be the sole and exclusive remedy available to each Indemnified Person in connection with this Agreement, the Merger and the transactions contemplated hereby.

         6.7  Escrow Reserve; Insurance Proceeds; Tax Benefits.

         (a) Any payment to the Surviving Company or the Buyer out of the Escrow Reserve (other than amounts paid to Buyer or the Company as the result of determination of the Working Capital of Target pursuant to Section 2.6), shall be considered as payments made under this Article 6 and shall be applied toward the limitations and other provisions set forth herein.

         (b) The amount of Damages payable to the Buyer Indemnified Persons shall be net of any (A) amounts recovered or recoverable by the Buyer Indemnified Persons under applicable insurance policies and (B) tax benefit realized by the Buyer Indemnified Persons arising from the incurrence or payment of any such Damages.

         6.8 Fraud. Nothing in this Agreement shall limit the liability in amount or otherwise of Buyer, the Company, Target or the Target Shareholders with respect to fraud, willful misconduct or intentional misrepresentation by such Party.

                                    Article 7
                Appointment of the Shareholders' Representative.

         7.1 Powers of Attorney. Effective on the Effective Time, each of the Target Shareholders irrevocably constitutes and appoints John Rajala as the Shareholders' Representative to act as such Target Shareholder's true and lawful attorney-in-fact and agent and authorizes the Shareholders' Representative acting for such Target Shareholder and in such Target Shareholder's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and any agreements executed in connection herewith, including without limitation the Reserve Escrow Agreement, as fully to all intents and purposes as such Target Shareholder might or could do in person, including, without limitation:

         (a) to take any and all action on behalf of the Target Shareholders from time to time as the Shareholders' Representative may deem necessary or desirable to fulfill the interests and purposes of this Agreement and the Reserve Escrow Agreement to engage agents and representatives (including accountants and legal counsel) to assist in connection therewith;

         (b) to deliver all notices required to be delivered by the Target Shareholders or any of them;

         (c) to receive all notices required to be delivered to the Target Shareholders or any of them;

         (d) to negotiate, execute and deliver, and take all actions necessary or advisable, or which may be required, in connection with the Escrow Reserve and the Reserve Escrow Agreement;

         (e) to take all actions necessary to handle and resolve claims by Buyer and/or the Company against the Target Shareholders under this Agreement (including, without limitation, claims for indemnification) and any agreement executed in connection herewith;

         (f) to retain legal counsel in connection with any and all matters referred to herein or relating hereto (which counsel may, but need not, be counsel for the Target);

         (g) to make, acknowledge, verify and file on behalf of any Target Shareholder applications, consents to service of process and such other documents, undertakings or reports as may be required by any legal requirement as determined by the Shareholders' Representative in his sole discretion after consultation with counsel; and

         (h) to make, exchange, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, and in general to do all things and to take all actions, that the Shareholders' Representative in his sole discretion may consider necessary or proper in connection with or to carry out the aforesaid, as fully as could the undersigned if personally present and acting.

         Each of the Target Shareholders grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the matters described above, as fully to all intents and purposes as said Target Shareholder might or could do in person, hereby ratifying and confirming all that the Shareholders' Representative may lawfully do or cause to be done by virtue hereof. EACH TARGET SHAREHOLDER ACKNOWLEDGES THAT IT IS HIS, HER OR ITS EXPRESS INTENTION TO HEREBY GRANT A DURABLE POWER OF ATTORNEY UNTO THE SHAREHOLDERS' REPRESENTATIVE AND THAT THIS DURABLE POWER OF ATTORNEY IS NOT AFFECTED BY SUBSEQUENT INCAPACITY OF SUCH TARGET SHAREHOLDER EXCEPT AS PROVIDED UNDER CALIFORNIA LAW. Each of the Target Shareholders further acknowledges and agrees that upon execution of this Agreement, any delivery by the Shareholders' Representative of any waiver, amendment, agreement, opinion, release of claims, certificate, consent, notice, election or other documents executed by the Shareholders' Representative pursuant to this Article 7, such Target Shareholder shall be bound by such documents as fully as if such Target Shareholder had executed and delivered such documents. Upon the death or incapacity of the Shareholders' Representative, Target Shareholders that represent more than fifty percent (50%) of the Target Shares shall be entitled to appoint his successor.

         Notwithstanding anything herein to the contrary, prior to the Effective Time, Shareholders' Representative shall furnish such addenda or other instruments reasonably acceptable to Buyer and the Company from any Target Shareholder to the extent such Target Shareholder is not a signatory to this Agreement agreeing to be bound by the terms and conditions of Article 7 of this Agreement, including the appointment of Shareholders' Representative, in such capacity, pursuant hereto, so that he, as Shareholders' Representative, has full power and authority to act for and on behalf of, and to bind by his decision, all the Target Shareholders in accordance with the terms hereof.

         7.2 Liability of the Shareholders' Representative. The Shareholders' Representative shall not have, by reason of this Agreement or the performance of services as the Shareholders' Representative, a fiduciary relationship with any Target Shareholder. The Shareholders' Representative shall not be liable to any Target Shareholder for any action taken or omitted by him hereunder or under any other document executed or delivered hereunder, or in connection therewith, except that the Shareholders' Representative shall not be relieved of any liability imposed by law for willful misconduct. The Shareholders' Representative shall not be liable to any Target Shareholder for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Target Shareholder to whom payment was due, but not made, shall be to recover from other Target Shareholders any payment in excess of the amount to which they are determined to have been entitled. The Shareholders' Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Each of the Target Shareholders acknowledges and agrees that the Shareholders' Representative shall not be obligated to take any actions and shall be entitled to take such actions as the Shareholders' Representative deems appropriate in the Shareholders' Representative's sole discretion.

         7.3 Actions of the Shareholders' Representative. Each Target Shareholder agrees that Buyer and the Company shall be entitled to rely on any action taken collectively by the Shareholders' Representative, on behalf of the Target Shareholders pursuant to this Article 7 (each, an "Authorized Action"), and that each Authorized Action shall be binding on each Target Shareholder as fully as if such Target Shareholder had taken such Authorized Action.

                                   Article 8
                                  Miscellaneous

         8.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         8.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         8.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Further, each Target Shareholder shall be presented with the Joinder Agreement substantially in the form of Exhibit M attached hereto (the "Joinder Agreement"). The parties acknowledge and agree that, upon a Target Shareholder's execution and delivery of the Joinder Agreement, such Target Shareholder shall for all purposes become a party to this Agreement, bound by all of the terms, conditions and obligations of this Agreement, and with all rights, privileges, powers under this Agreement, the same as if such Target Shareholder had executed this Agreement in a signature block hereto. The Joinder Agreement executed and delivered by the Target Shareholders shall be attached to this Agreement immediately following the signature pages.

         8.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.6 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Target, to it at:

                           12 Red Maple Place
                           Danville, CA 94506
                           Fax: (925) 513-7722
                           Attn.  John and Mary Jo Rajala

                  With a copy to:

                           Pillsbury Winthrop Shaw Pittman LLP
                           400 Capitol Mall, Suite 1700
                           Sacrament, CA 95814
                           Fax: (916) 441-3583
                           Attn.  Michelle Rowe Hallsten

                  If to Buyer or Company, to either of them at:

                           Dynatronics Corporation
                           7030 Park Centre Drive
                           Salt Lake City, Utah
                           Fax: (801) 568-7711
                           Attn.  Kelvyn H. Cullimore, Jr.
                           Email:  kelvyn@dynatron.com

                  With a copy to:

                           Durham Jones & Pinegar, P.C.
                           111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                           Fax: (801) 415-3000
                           Attn.  Wayne D. Swan, Esq.
                           Email:  wswan@djplaw.com

                   If to Shareholders' Representative, at:

                           John Rajala
                           12 Red Maple Place
                           Danville, CA 94506
                           Fax: (925) 513-7722

                  With a copy to:

                           Pillsbury Winthrop Shaw Pittman LLP
                           400 Capitol Mall, Suite 1700
                           Sacrament, CA 95814
                           Fax: (916) 441-3583
                           Attn.  Michelle Rowe Hallsten

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Except to the extent otherwise required by Utah law, each of the Parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Salt Lake County, State of Utah, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Utah for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

         8.8 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to Target Shareholder approval will be subject to the restrictions contained in the California Corporations Code. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         8.11 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         8.12 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, and any other fees and costs incurred in the action or proceeding, in addition to any other relief to which such party may be entitled. Without limiting the generality of the foregoing, any reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred in enforcing any judgment or arbitration award shall be recoverable by the prevailing party as a separate item of recovery, and this provision is intended to be severable from the other provisions of this Agreement and shall survive any judgment or arbitration award and shall not be deemed to be merged into the judgment or award.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the date first written above.

                               BUYER

                                        Dynatronics Corporation


                                        /s/  Kelvyn H. Cullimore, Jr.
                                        -----------------------------
                                        By: Kelvyn H. Cullimore, Jr.
                                        Title: President

                               COMPANY

                                        Dynatronics Distribution Company, LLC


                                        /s/  Kelvyn H. Cullimore, Jr.
                                        -----------------------------
                                        By: Kelvyn H. Cullimore, Jr.
                                        Title: Manager

                               TARGET

                                        Rajala Therapy Sales Associates


                                        /s/ John Rajala
                                        ---------------
                                        By: John Rajala
                                        Title: President




                               SHAREHOLDERS' REPRESENTATIVE

                                        /s/ John Rajala
                                        ---------------
                                        By: John Rajala

                                   Schedule A
                                   ----------

                               TARGET SHAREHOLDERS



                  The Rajala Family Trust, est. Sept. 22, 1989

                  John Rajala

                  Mary Jo Rajala

                  Peter Rajala

                  Kelley Rajala

                  Gil Courtney

                  David Latimer

                           Target Disclosure Schedule
                           --------------------------


                                   [attached]

                            Buyer Disclosure Schedule
                             ------------------------


                                   [attached]

                                  Exhibit A-1
                                  -----------

                               Articles of Merger
                                     (Utah)

                                   [attached]

                                  Exhibit A-2
                                  -----------

                              CERTIFICATE OF MERGER
                                  (California)

                                   [attached]

                                    Exhibit B
                                    ---------

                            Reserve Escrow Agreement


                                   [attached]

                                    Exhibit C
                                    ---------

                     Employment Agreement with Peter Rajala


                                   [attached]

                                    Exhibit D
                                    ---------

                    Employment Agreement with Mary Jo Rajala


                                   [attached]

                                    Exhibit E
                                    ---------

                     Employment Agreement with Kelley Rajala


                                   [attached]

                                    Exhibit F
                                    ---------

                      Employment Agreement with John Rajala


                                   [attached]

                                    Exhibit G
                                    ---------

                   Noncompetition Agreement with Peter Rajala


                                   [attached]

                                    Exhibit H
                                    ---------

                  Noncompetition Agreement with Mary Jo Rajala


                                   [attached]

                                   Exhibit I
                                   ---------

                   Noncompetition Agreement with Kelley Rajala


                                   [attached]

                                    Exhibit J
                                    ---------

                    Noncompetition Agreement with John Rajala


                                   [attached]

                                    Exhibit K
                                    ---------

                                 LEASE Agreement


                                   [attached]

                                    Exhibit L
                                    ---------

                                 Tax Certificate


                                   [attached]

                                    Exhibit M
                                    ----------

                                Joinder Agreement


                                   [attached]

--------------------------------------------------------------------------------